Exhibit 99.1
Annual Meeting of Stockholders May 12, 2011

2 During this presentation, we may be making certain forward- looking statements. Any forward-looking statements should be considered along with the risk factors that we note in our Annual Report on Form 10-K for the year ended December 31, 2010, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and subsequent SEC filings. Statement on Forward-Looking Information

3 Who We Are

4 Product Diversification APP CAPP thermal NAPP ILB ILB Underground Surface Diverse locations, products & mining methods Significant met coal exports Domestic Export Met Mining Method 2010 Tons Sold 30.9 Million Tons Reserves 1.9 Billion Tons 2010 Met Shipments

5 Advantage of Diversity Multiple Basins & Coal Qualities: Northern Appalachia Thermal Federal Central Appalachia Metallurgical Kanawha Eagle Paint Creek/Winchester Panther Rocklick Wells Central Appalachia Thermal Big Mountain Blue Creek Campbell's Creek Corridor G Logan County Illinois Basin Thermal Bluegrass Dodge Hill Highland Multiple quality & transportation options Transportation Optionality: Rail Barge East Coast & Gulf exports

6 ANR/MEE CNX PCX ARLP BTU ACI/ICO JRCC WLT CLF East 73 62.7 30.9 30.3 29.7 28.9 12.6 9.5 2 Leading Eastern Producer & Reserve Holder Note: Based on public company filings and investor presentations; pro forma for all announced acquisitions Eastern Coal Production - 2010 (Tons in millions) #3 Eastern coal producer Leading producer of metallurgical coal Eastern U.S. Reserves (Tons in millions) MEE/ANR CNX BTU ACI/ICO PCX ARLP JRCC WLT East 4376 4198 3650 1884 1865 697 407 240

7 2010 Results: Building Strength

8 Safety Performance Significant improvement in violations per inspector day, even with heightened regulatory scrutiny Safest year in Patriot's history Received 15 safety awards in 2010, including the prestigious Sentinels of Safety Award presented by MSHA and the NMA 2008 2009 2010 1.31 0.97 0.87 Violations per Inspector Day 66% improvement

9 2010 Patriot Award Dodge Hill won the first "Patriot Award" for its 2010 safety performance

10 Patriot Met Coal Expansion Significantly higher 2010 met coal sales Prepared for further expansion in 2011 Tons (millions) +28% increase 100% of Panther mine production sold as met Opened new Black Oak mine Laid groundwork for further met expansion in 2011 Black Oak Workman Branch Gateway Eagle

11 Financial Metrics Improving financial metrics and expanding liquidity 28% increase

12 Highlights of Q1 2011 EBITDA per ton Record EBITDA of $48.6 million and EBITDA per ton of $12.52 Q1 2011 accident incidence rate of 2.60 per 200,000 hours worked; compares with 3.53 incidence rate for 2010 Expect 25% of 2011 shipments to be exported 55% increase

13 The Dynamic Global Coal Markets

14 Global Steel Production China leads the parade, but all regions are growing

15 Global Metallurgical Coal Demand Growth in met coal demand will be led by Asia

16 Drivers of Global Coal Demand Global met & thermal coal demand driven by China & India

17 Why Global Coal Supply is Constrained Global supply constraints are tightening markets

18 Steel & Met Coal Prices Rising steel prices can accommodate higher input costs

19 Higher European Thermal Import Prices Higher global thermal prices provide opportunity for U.S. exports

20 Expanding U.S. Exports 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011E East 56.9 47.6 39.2 42.9 47.4 49.5 49.3 58.2 81.1 58.8 81.2 100 U.S. coal exports are expected to exceed 100 million tons in 2011 Tons (millions)

21 2011 and Beyond: Realizing our Potential

22 Patriot's Growth Cycle

23 1.9 billion tons of proven and probable reserves Multiple basins, mining operations & shipping options Leading producer of metallurgical coal Highest Btu basins - CAPP, NAPP, ILB Strong safety culture Significant leverage to rising prices Meaningful EBITDA upside in 2012 & 2013 from expiration of legacy contracts Project pipeline to capitalize on opportunities Organic metallurgical coal growth 7 new mines in next 2 years Targeting more than 11.0 million tons production by 2013 Targeting 40.0 million tons total production within 5 years Proven M&A track record PCX - Strength & Potential EXPANDING REVENUES AND CASH FLOW ORGANIC GROWTH AND M&A FOUNDATION OF STRENGTH & POTENTIAL

24 Leverage to Higher Pricing in Q2 - Q4 2011 Tons (millions) Significantly higher pricing in 2011 50% Rocklick & Wells; 50% Panther-type

25 Tons (millions) Significant leverage to higher pricing in 2012 Leverage to Higher Pricing in 2012

26 Impact of Legacy Thermal Contracts 6.5 million tons to be re-priced over the next 24 months EBITDA Impact (in Millions) 2012 EBITDA Impact (in Millions) 2013

27 Patriot Met Coal Expansion Plans Opening up to 7 new met mines to meet rising global demand Tons (millions) +59% increase

28 Increasing Met Exposure Expanding high-margin met coal as a percent of total production +85% increase Met as % of Total Volume

29 Stock Performance 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Patriot stock has outperformed the majority of peers

30 Patriot's Growth Cycle

Annual Meeting of Stockholders Contact: Janine Orf Vice President - Investor Relations 314.275.3680 jorf@patriotcoal.com ANNUAL MEETING OF STOCKHOLDERS May 12, 2011

32 Reconciliation of EBITDA to Net Income ($ in Millions)